SCHEDULE 14A
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                     INFORMATION REQUIRED IN PROXY STATEMENT
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                            OAKWOOD HOMES CORPORATION
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

                            OAKWOOD HOMES CORPORATION
                                 P. O. BOX 27081
                      GREENSBORO, NORTH CAROLINA 27425-7081


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 31, 2001


        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Oakwood Homes Corporation, a North Carolina corporation (the "Company"), will be held at the Joseph S. Koury Convention Center, 3121 High Point Road, Greensboro, North Carolina on Wednesday, January 31, 2001 at 2:00 p.m., local time, for the purpose of considering and acting upon the following:

         1.       Election of five members to the Board of Directors.

         2. Ratification of the selection of PricewaterhouseCoopers LLP as independent public accountants for the fiscal year ending September 30, 2001.

         3. Any and all other matters that may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on December 8, 2000 as the record date for determining the shareholders entitled to notice of and to vote at the meeting or any adjournment thereof, and only holders of Common Stock of the Company of record at such date will be entitled to notice of or to vote at the meeting.

         You are urged to attend the annual meeting in person but, if you are unable to do so, the Board of Directors will appreciate the prompt return of the enclosed proxy, dated and signed. The proxy may be revoked at any time before it is exercised and will not be exercised if you attend the meeting and vote in person.

         By order of the Board of Directors.

                                           Duane D. Daggett
                                           President and Chief Executive Officer


Greensboro, North Carolina
January 8, 2001

                            OAKWOOD HOMES CORPORATION
                                 P. O. BOX 27081
                      GREENSBORO, NORTH CAROLINA 27425-7081

                             ----------------------
                                 PROXY STATEMENT
                             ----------------------


General

         This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders of Oakwood Homes Corporation, a North Carolina corporation (the "Company"), to be held at the Joseph S. Koury Convention Center, 3121 High Point Road, Greensboro, North Carolina on Wednesday, January 31, 2001 at 2:00 p.m., local time, and at any adjournment thereof. This Proxy Statement and the accompanying proxy are first being sent to shareholders of the Company on or about January 8, 2001.

         Solicitation other than by mail may be made personally and by telephone by regularly employed officers and employees of the Company who will not be additionally compensated therefor. The Company will request brokers, dealers, banks or voting trustees, or their nominees, who hold stock in their names for others or hold stock for others who have the right to give voting instructions, to forward proxy materials to their principals and request authority for the execution of the proxy and will reimburse such persons for their reasonable expenses in so doing. The total cost of soliciting proxies will be borne by the Company.

         Any proxy delivered in the accompanying form may be revoked by the person executing the proxy at any time before the authority thereby granted is exercised by filing an instrument revoking it or a duly executed proxy bearing a later date with the Secretary of the Company or if the person executing the proxy attends the meeting and elects to vote in person. If a choice is specified in the proxy, shares represented thereby will be voted in accordance with such choice. If no choice is specified, the proxy will be voted FOR the action proposed.

         The only matters to be considered at the meeting, so far as known to the Board of Directors, are the matters set forth in the Notice of Annual Meeting of Shareholders and routine matters incidental to the conduct of the meeting. However, if any other matter should come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy or their substitutes to vote the proxy in accordance with their best judgment on such matters.

         Each shareholder present or represented and entitled to vote on a matter at the meeting or any adjournment thereof will be entitled to one vote on such matter for each share of Common Stock held of record at the close of business on December 8, 2000, which is the record date for determining the shareholders entitled to notice of and to vote at such meeting or any adjournment thereof. The number of shares of Common Stock of the Company outstanding on December 8, 2000 was 47,104,704 shares.

Principal Holders of Common Stock and Holdings of Management

         At December 8, 2000, the only person known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company was as follows:

                                                       Number of Shares
                                                        and Nature of                    Percentage of
      Name and Address                                    Beneficial                         Shares
      of Beneficial Owner                                 Ownership                       Outstanding
--------------------------                            -----------------                  -------------
Dimensional Fund Advisors Inc.                          4,350,400(1)                          9.2%
1299 Ocean Avenue
11th Floor
Santa Monica, CA  90401
------------------------------

(1) Such information is derived from a Schedule 13G dated February 4, 2000 filed by Dimensional Fund Advisors Inc. ("Dimensional"), which has sole voting and dispositive power with respect to such shares. Such shares are owned by certain investment companies, commingled group trusts and accounts with respect to which Dimensional acts as an investment advisor or manager. Dimensional disclaims beneficial ownership of all such shares.

         The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of December 8, 2000 by William G. Edwards, formerly Chairman and Chief Executive Officer of the Company, J. Michael Stidham, formerly Executive Vice President - Distribution of the Company, Douglas R. Muir, Executive Vice President, Secretary and Treasurer of the Company, and Suzanne H. Wood, Executive Vice President and Chief Financial Officer of the Company, and by all directors and executive officers of the Company as a group. Messrs. Edwards, Stidham and Muir and Ms. Wood are the persons named in the Summary Compensation Table on page 12 who are not also directors or nominees as directors. Information as to the beneficial ownership of each director individually (including those persons named in the Summary Compensation Table who are also directors) is included in the information on such director or nominee under the heading "Election of Directors."

                                          Number of Shares
                                           and Nature of         Percentage of
          Name of                            Beneficial               Shares
     Beneficial Owner                       Ownership(1)          Outstanding(1)
     ----------------                       ------------          --------------
William G. Edwards                          691,640(2)                1.5%
J. Michael Stidham                          158,266(3)                (4)
Douglas R. Muir                             133,997(5)                (4)
Suzanne H. Wood                              6,667(6)                 (4)
Directors and executive officers as a      1,902,939(7)               4.0%
group (12 persons)
-------------------------

(1) Such numbers and percentages are based on the number of shares outstanding plus shares subject to options that are presently exercisable. Unless otherwise indicated, each shareholder has sole voting and dispositive power with respect to all shares beneficially owned. All information is as of December 8, 2000.

(2) Includes 133,333 shares subject to options that are presently exercisable and 1,000 shares held by Mr. Edwards's wife.

(3) Includes 73,334 shares subject to options that are presently exercisable.

(4)      Less than 1%.

(5) Includes 106,333 shares subject to options that are presently exercisable.

(6) Consists of 6,667 shares subject to options that are presently exercisable.

(7) Includes 568,996 shares subject to options that are presently exercisable.

Election of Directors

         The Board of Directors has ten members and one vacancy. Five of the directors' terms expire in 2001. The Board proposes to fill these positions at the meeting with (a) three nominees to serve, subject to the provisions of the Bylaws, until the Annual Meeting of Shareholders in 2004 and until their successors are duly elected and qualified, (b) one nominee to serve, subject to the provisions of the Bylaws, until the Annual Meeting of Shareholders in 2003 and until his successor is duly elected and qualified, and (c) one nominee to serve, subject to the provisions of the Bylaws, until the Annual Meeting of Shareholders in 2002 and until his successor is duly elected and qualified. There is one vacancy on the Board of Directors. The Board of Directors intends to leave this vacancy open until it has identified an appropriate individual who is willing to serve as a director. Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting at which a majority of the votes entitled to be cast is present. Provided a majority is present, abstentions and shares not voted are not taken into account in determining a plurality. It is the intention of the persons named in the accompanying proxy to vote all proxies solicited by the Board of Directors for the five nominees listed below for terms expiring as set forth herein, unless authority to vote for the nominees or an individual nominee is withheld by a shareholder. If for any reason any nominee shall not become a candidate for election as a director at the meeting, an event not now anticipated, the proxies will be voted for the five nominees including such substitutes as shall be designated by the Board of Directors.

         Messrs. Walker, Meyer and Smith are nominees for election to serve until 2004. Mr. Standish is a nominee for election to serve until 2003, and Mr. Daggett is a nominee for election to serve until 2002. Messrs. Walker and Meyer were elected to their present terms at the Annual Meeting of Shareholders held on February 11, 1998. Mr. Smith was elected to his present term by the unanimous written consent of the Board of Directors on March 24, 2000. Messrs. Standish and Daggett were elected to their present terms at a meeting of the Board of Directors held on September 20, 2000.

         The following sets forth certain information regarding the five nominees for election:


                                                                              Number of          Percentage
                                                                                Shares               of
   Name and                                                                 Beneficially           Shares
Director Since                   Information About Director                    Owned(1)        Outstanding(1)
--------------                   --------------------------                 -------------      --------------
Clarence W. Walker               Partner, Kennedy Covington Lobdell &             82,609(2)         (3)
     1971                        Hickman, L.L.P., Attorneys at Law,
                                 Charlotte, NC since 1961.  He is 69
                                 years old.

Dennis I. Meyer                  Chairman of the Company since September         405,796(4)         (3)
     1983                        2000.  Partner, Baker & McKenzie,
                                 Attorneys at Law, Washington, DC since
                                 1965.  Director of United Financial
                                 Banking Companies, Inc.  He is 65 years
                                 old.

Robert A. Smith                  Executive Vice President - Financial             75,385(5)         (3)
     2000                        Operations of the Company since
                                 September 2000; Executive Vice President and
                                 Chief Financial Officer of the Company from
                                 October 1998 to September 2000; Executive Vice
                                 President, Finance and Chief Operating Officer
                                 of Oakwood Acceptance Corporation (the
                                 Company's finance subsidiary) from September
                                 1997 to October 1998; Senior Vice President of
                                 the Company from February 1997 to September
                                 1997. Partner, Price Waterhouse LLP from 1984
                                 to 1997. He is 55 years old.


Duane D. Daggett                 President of the Company since June             241,000            (3)
    2000                         2000 and Chief Executive Officer of the
                                 Company since September 2000;  Chief
                                 Operating Officer of the Company from
                                 June 2000 to September 2000.  Executive
                                 in Residence, Appalachian State
                                 University Walker College of Business
                                 from July 1988 to July 2000.  Chairman
                                 and Chief Executive Officer of Service
                                 Systems Corporation, Inc., a subsidiary
                                 of R.J. Reynolds Industries, Inc., from
                                 1983 to 1985.  From 1969 to 1983, Mr.
                                 Daggett held various positions with
                                 Beatrice Companies, Inc., including
                                 Executive Vice President, Domestic
                                 Grocery Operations from 1981 to 1983.
                                 He is 68 years old.

Myles E. Standish                Executive Vice President - Operations           117,921(6)         (3)
    2000                         of the Company since September 2000 and
                                 General Counsel of the Company since 1995;
                                 Chief Administrative Officer of the Company
                                 from November 1998 until September 2000; Senior
                                 Vice President of the Company from 1995 to
                                 November 1998. Partner, Kennedy Covington
                                 Lobdell & Hickman, L.L.P. from 1987 to 1995. He
                                 is 46 years old.

         The following members of the Board of Directors were elected to their present terms, which expire in 2003, at the Annual Meeting of Shareholders held February 9, 2000:

                                                                              Number of          Percentage
                                                                                Shares               of
   Name and                                                                 Beneficially           Shares
Director Since                   Information About Director                     Owned(1)       Outstanding(1)
--------------                   --------------------------                  ------------      --------------
Kermit G. Phillips, II           President, Phillips Management Group,           419,428(7)         (3)
     1979                        Inc. (real estate development and
                                 management company) since 1974.  He
                                 is 66 years old.

H. Michael Weaver                Private Investor; Chairman of Weaver            325,852(8)         (3)
     1991                        Investment Company (real estate
                                 investment firm) since 1968.  He is
                                 63 years old.


Francis T. Vincent,              Private Investor; Commissioner of                35,428(9)         (3)
  Jr.                            Major League Baseball, 1989-1992.
     1993                        Director of Time-Warner Inc. and
                                 Westfield America Inc.  He is 62
                                 years old.

         The following members of the Board of Directors were elected to their present terms, which expire in 2002, at the Annual Meeting of Shareholders held February 3, 1999:

                                                                               Number of           Percentage
                                                                                Shares                 of
   Name and                                                                  Beneficially            Shares
Director Since                   Information About Director                     Owned(1)         Outstanding(1)
--------------                   --------------------------                  -------------       --------------
Sabin C. Streeter                Private Investor and                             40,428(10)        (3)
     1993                        Executive-in-Residence at Columbia
                                 University Graduate School of Business
                                 since 1997; Managing Director,
                                 Donaldson Lufkin & Jenrette Securities
                                 Corporation (investment banking firm),
                                 1976-1997.  Director of Middleby
                                 Corporation.  He is 59 years old.

Roger W. Schipke                 Private Investor since 1996 and                  18,428(11)        (3)
    1996                         President of Colts Ltd. since 1990 (a
                                 thoroughbred horse breeder). Director
                                 of Brunswick Corporation, Rouse
                                 Corporation and Legg Mason,
                                 Incorporated.  He is 64 years old.

---------------------

(1) Such numbers and percentages are based on the number of shares outstanding plus shares subject to options that are presently exercisable. Unless otherwise indicated, each shareholder has sole voting and dispositive power with respect to all shares beneficially owned. Common Stock ownership information is as of December 8, 2000.

(2) Includes 48,428 shares subject to options that are presently exercisable and 2,210 shares held by Mr. Walker's wife.

(3)      Less than 1%.

(4) Includes 48,428 shares subject to options that are presently exercisable and 315,188 shares held by Mr. Meyer's wife.

(5) Includes 60,000 shares subject to options that are presently exercisable.

(6) Includes 90,000 shares subject to options that are presently exercisable.

(7) Consists of 362,000 shares held by the Kermit G. Phillips, II Revocable Trust for which Mr. Phillips is the sole trustee and beneficiary, 48,428 shares subject to options that are presently exercisable, 2,000 shares held by The Kermit G. Phillips, II Foundation, Inc., and 7,000 shares held by Mr. Phillips's wife.

(8) Includes 48,428 shares subject to options that are presently exercisable, 52,500 shares held by the Edith H. Weaver Marital Deduction Trust (of which Mr. Weaver is the trustee), 5,000 shares held by Mr. Weaver's wife and 200,124 shares held by HMW Investments, L.P., a limited partnership of which Mr. Weaver is the limited partner and of which the general partner is Weaver Investment Company, a company in which Mr. Weaver is the controlling shareholder.

(9) Includes 33,428 shares subject to options that are presently exercisable.

(10) Includes 33,428 shares subject to options that are presently exercisable and 1,000 shares held by Mr. Streeter's wife.

(11) Consists of 18,428 shares subject to options that are presently exercisable.

The Board of Directors and its Committees

         The Board of Directors met ten times during the fiscal year ended September 30, 2000. During fiscal 2000, each director attended more than 75% of the aggregate of the number of meetings of the Board of Directors and all committees on which he served. The Board of Directors has Audit, Compensation, Executive and Management Committees. The Board of Directors does not have a Nominating Committee.

         The Audit Committee is composed of Messrs. Phillips, Streeter, Walker and Weaver. This Committee is responsible for recommending independent public accountants for the Company, as well as acting on behalf of the Board of Directors in the oversight of all material aspects of the Company's reporting, internal control and audit functions. The Audit Committee met seven times during the past fiscal year.

         The Compensation Committee is composed of Messrs. Meyer, Schipke and Vincent. This Committee reviews and makes recommendations and determinations with respect to the compensation of the Company's officers. The Compensation Committee met five times during the past fiscal year.

         The Executive Committee is composed of Messrs. Daggett, Meyer, Phillips, Smith, Standish and Weaver. This Committee is authorized to exercise all the powers and authority of the Board of Directors that can be delegated to a committee under the North Carolina Business Corporation Act. The Executive Committee did not formally meet during the past fiscal year.

         The Management Committee is composed of Messrs. Daggett, Smith and Standish. This Committee is authorized to enter into financing arrangements and other routine matters requiring the approval of the Board of Directors. The Management Committee was formed on September 20, 2000 and did not formally meet during the past fiscal year.

Compensation Committee Interlocks and Insider Participation

         During fiscal 2000, Messrs. Meyer, Schipke and Vincent served on the Compensation Committee of the Board of Directors. None of such persons has ever been an officer or employee of the Company or any of its subsidiaries. During fiscal 2000, no executive officer of the Company served as a director or member of the compensation committee (or other committee performing similar functions) of any other entity of which an executive officer served on the Board of Directors or Compensation Committee of the Company.

Certain Relationships and Related Party Transactions

         The law firm of Kennedy Covington Lobdell & Hickman, L.L.P., of which Clarence W. Walker is a partner, has served as counsel to the Company since 1971. It is expected that such firm will continue to serve as counsel to the Company during the current fiscal year.

         During fiscal 2000, the Company sold a 50% interest in a recreational vehicle park to Kermit G. Phillips, II, the managing partner in the venture, for $1.1 million. The sale price was based on an appraisal of the venture and the Company believes it received fair market value for the 50% interest.

         During fiscal 2000, the Company purchased substantially all of the assets of Triangle Ventures, a furniture distributor owned 50% by William G. Edwards, for $1.4 million. During fiscal 2000, the Company also purchased $3.0 million of furniture from Triangle Ventures prior to the acquisition. The purchase price of the assets was based on an appraisal of Triangle Ventures. The Company believes the price it paid for the assets and furniture purchased represented fair market value.

Compensation Committee Report

         Compensation Committee. The Compensation Committee of the Board of Directors (the "Committee") is a standing committee of the Board of Directors composed of outside directors qualified under Section 162(m) of the Internal Revenue Code. Mr. Meyer is the Chairman and Messrs. Schipke and Vincent are the other members of the Committee.

         The Committee attempts to ensure that the Company's executive compensation programs are developed, implemented and administered in a way that supports the Company's objective of linking compensation to performance. During fiscal 2000, the Committee reviewed and set the base salaries for five of the Company's senior executives and provided for their annual incentive compensation. The Committee is also responsible for equity-based compensation for officers and key employees of the Company.

         Corporate Compensation Philosophy. The Committee believes that the Company's base compensation levels should be in line with those of comparable companies in order to enable the Company to attract and retain the highly qualified executives it needs and that incentives should be provided so that its executives can achieve total compensation in excess of that at comparable companies only if warranted by operating results. Long-term incentives are provided primarily through grants of stock options that link the interests of the Company's executive officers and shareholders.

         Deductibility of Compensation. The Committee attempts to see that cash compensation paid to executive officers is deductible for federal income tax purposes. To that end, the Committee and the Board of Directors presented for shareholder approval in fiscal 1996 the Company's Key Employee Stock Plan. Many of the stock options granted by the Committee are incentive stock options, and the Company receives no tax deduction on the exercise of such options. The Committee believes that the use of incentive stock options can be important because upon exercise the executive will not need to sell the underlying stock to pay taxes.

         Executive Compensation. The Company's executive compensation program is composed of three basic elements: (a) base salary; (b) annual incentive opportunities to earn significant amounts of additional cash; and (c) long-term opportunities primarily in the form of stock options.

                  Base Salary. Base salaries for fiscal 2000 increased an average of 40% over fiscal 1999 for the Named Executive Officers (as defined on page 12, but excluding Messrs. Edwards and Daggett). Changes in base salaries for these executive officers was a result of changes in responsibilities for certain of the Named Executive Officers as well as a desire to ensure that these executive officers had adequate base salaries during a time when the opportunity for bonuses was significantly limited due to the Company's operating conditions. Given these conditions, the Committee also felt that it was necessary to provide competitive base salaries in order to retain its executive officers.

                  Annual Incentive Compensation. The Committee establishes an annual bonus for each executive officer if a target level of net earnings or other performance objectives are met. The bonus diminishes if the Company's net earnings or the performance objectives actually achieved are less than the targets, and increases if net earnings are greater. The executives eligible to participate and their respective bonuses are determined by the Committee based upon the participant's level of responsibility and capacity to contribute to the achievement of the Company's annual profit goals. Because of the Company's financial performance in fiscal 2000, bonuses paid to executive officers declined 9%.

                  Long Term Incentive Opportunities. The Committee provides its executive officers with long term incentives primarily in the form of stock options. During fiscal 2000, Messrs. Stidham, Standish, Smith and Muir and Ms. Wood were granted options to purchase 60,000, 60,000, 60,000, 20,000 and 15,000 shares of Common Stock, respectively. These options only become exercisable 9 1/2 years after the grant date or if the Company's stock price reaches certain levels for a period of time.

         Chief Executive Officer Compensation. The compensation for Mr. Edwards, the Company's Chairman and Chief Executive Officer through September 20, 2000, consisted of the same three basic elements as for the Company's other executive officers.

                  Base Salary. Mr. Edwards's base salary for fiscal 2000 was $450,000, which represents no increase to the base salary of the Company's chief executive officer since 1995. The increase in Mr. Edwards's base salary was due to his being appointed Chief Executive Officer effective October 1, 1999. The Committee believes Mr. Edwards's base salary was below the median base salary of chief executive officers of companies of comparable size.

                  Annual Incentive Compensation. Because of the Company's financial performance, Mr. Edwards did not receive an annual bonus for fiscal 2000.

                  Long Term Incentive Opportunities. In fiscal 2000, Mr. Edwards received a stock option grant of 120,000 shares, subject to the same exercisability restrictions discussed above for the other executive officers.

                                                       Dennis I. Meyer, Chairman
                                                       Roger W. Schipke
                                                       Francis T. Vincent, Jr.

Audit Committee Report

         The Audit Committee's role is to act on behalf of the Board of Directors in the oversight of all material aspects of the Company's reporting, internal control and audit functions. The Audit Committee's role includes a particular focus on the qualitative aspects of financial reporting to shareholders and on the Company's processes and procedures for the management of business and financial risks. A full description of the Audit Committee's primary responsibilities, operating principles, and relationship with internal and external auditors is contained in the Audit Committee Charter, which is attached to this proxy statement as Appendix A.

         For the fiscal year ended September 30, 2000, the Audit Committee was composed of Messrs. Phillips, Streeter, Walker and Weaver, each of whom is "independent" under the New York Stock Exchange's listing standards. During fiscal 2000, the Audit Committee met seven times.

         During the past year, the Audit Committee of the Board of Directors has:

         o Reviewed and discussed the Company's fiscal 2000 financial statements with management and representatives of PricewaterhouseCoopers LLP, the Company's independent public accountants;

         o Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards Nos. 61 and 90; and

         o Received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, and has discussed with PricewaterhouseCoopers LLP its independence.

         In reliance on the review, discussions and disclosures referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements for fiscal 2000 be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2000.

                                                   Clarence W. Walker, Chairman
                                                   Kermit G. Phillips, II
                                                   Sabin C. Streeter
                                                   H. Michael Weaver

Shareholder Return Performance Graph

         Presented below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the Standard & Poors ("S&P") 500 Index and a peer group for the period commencing September 30, 1995 and ending September 30, 2000, covering the Company's last five fiscal years. The peer group consists of the following publicly traded companies, all of which are engaged in aspects of the manufactured housing industry: Cavalier Homes, Inc., Champion Enterprises, Inc., Clayton Homes, Inc., Fleetwood Enterprises, Inc., Liberty Homes, Inc. and Skyline Corporation.

         This graph assumes that $100 was invested in the Company's Common Stock, in the S&P 500 Index and in the peer group on September 30, 1995, and that all dividends were reinvested.

               [Graph appears here with the following plot points]

               ----------------------------------------------------
               9/30/95  9/30/96  9/30/97  9/30/98  9/30/99  9/30/00
               ----------------------------------------------------
Oakwood Homes  100.00   154.17   161.56   74.85     25.76     8.68
-------------------------------------------------------------------
S&P 500        100.00   120.33   169.00   184.29   235.53   266.82
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Peer Group     100.00   141.92   145.83   145.16    86.14    75.33
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                                       11

Executive Compensation

         The table below sets forth certain compensation information for the three fiscal years ended September 30, 2000 concerning (i) both individuals serving as Chief Executive Officer during fiscal 2000, (ii) the Company's four other most highly compensated executive officers and (iii) J. Michael Stidham, Executive Vice President - Distribution of the Company until October 1, 2000 (collectively, the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------------------
                                           Annual Compensation                  Long Term Compensation
                           -------------------------------------------------------------------------------------------------
                                                                                  Awards              Payouts
                                                                        -------------------------  ------------
                                                             Other                     Securities                All Other
                                                   Bonus     Annual      Restricted    Underlying         LTIP    Compen-
   Name and                Fiscal    Salary               Compensation  Stock Awards    Options         Payouts    sation
Principal Position         Year       ($)            ($)       ($)            ($)          (#)            ($)      ($)(1)
----------------------------------------------------------------------------------------------------------------------------

William G. Edwards         2000     471,308            0      56,329(3)          0      120,000               0    6,800
 Former Chairman and       1999     293,000            0      76,204(3)          0      125,000               0    4,892
 Chief Executive           1998     230,615            0     114,103(3)    236,001(4)   100,000(5)      185,750    5,521
 Officer (2)

Duane D. Daggett           2000      55,385      30,000            -(6)          0       60,000              0         0
 President and Chief       1999           -           -            -             -            -              -         -
 Executive Officer(2)      1998           -           -            -             -            -              -         -

J. Michael Stidham         2000     299,077            0           -(6)          0       60,000              0     9,040
 Former Executive          1999     240,000            0      26,007(7)          0      100,000              0     8,606
 Vice President -          1998     197,308            0           -(6)    418,071(4)    60,000(5)     329,050     7,250
 Distribution

Robert A. Smith            2000     278,769       90,000           -(6)          0       60,000              0     5,661
 Executive Vice President  1999     200,000       85,700           -(6)          0       75,000              0     7,108
 - Financial Operations    1998     125,000            0      14,328(8)    188,803(4)    35,000(5)     148,600     1,442

Douglas R. Muir,           2000     238,615       80,000           -(6)          0       20,000              0     7,942
 Executive Vice            1999     148,077      150,000           -(6)          0       35,000              0     6,630
 President,                1998     125,000            0           -(6)    334,464(4)    35,000(5)     263,240     9,286
 Secretary and Treasurer

Myles E. Standish          2000     278,769       90,000           -(6)          0       60,000              0     7,446
 Executive Vice President  1999     200,000            0           -(6)          0       75,000              0     6,558
 - Operations and General  1998     125,000            0      15,483(9)    334,464(4)    35,000(5)     263,240     3,750
 Counsel

Suzanne H. Wood            2000     162,539       45,000           -(6)          0       15,000              0         0
 Executive Vice President  1999     110,577      100,000           -(6)          0       10,000              0         0
 and Chief Financial       1998           -            -           -             -            -              -         -
 Officer

----------------------------------------------------------------------------------------------------------------------------

(1) The components of the amounts shown in this column consist of (a) Company contributions under the Company's various retirement plans for Messrs. Edwards, Stidham, Smith, Muir and Standish, respectively, of $6,800, $6,307, $5,661, $7,429 and $7,446 for fiscal 2000, $4,892, $5,465,
       $7,108, $2,943 and $6,558 for fiscal 1999, and $5,521, $4,962, $1,442,
       $4,885 and $3,750 for fiscal 1998, and (b) interest accrued on deferred compensation accounts for Messrs. Edwards, Stidham, Smith, Muir and Standish, respectively, that are considered to be at above-market rates in the amounts of $0, $2,733, $0, $513 and $0 for fiscal 2000, $0,
       $3,141, $0, $3,687 and $0 for fiscal 1999, and $0, $2,288, $0, $4,401 and
       $0 for fiscal 1998.

(2) On September 20, 2000, Mr. Edwards resigned as Chairman and Chief Executive Officer, and Mr. Daggett was selected to fill the position of Chief Executive Officer effective on such date.

(3) Includes $46,393, $66,625 and $56,908 attributable to personal use of the Company's plane for fiscal 2000, 1999 and 1998, respectively, and $49,738 with respect to insurance premiums paid by the Company for fiscal 1998.

(4) Represents the value of shares of restricted stock issued pursuant to the Company's long-term incentive plan for the three-year period ending September 30, 1998. Such values are based upon the price of the Common Stock on September 30, 1998 of $13.125 per share. All such shares vested on September 30, 2000. At September 30, 2000, Mr. Edwards held 17,981 shares with a value of $26,972, Mr. Stidham held 31,853 shares with a value of $47,780, Mr. Smith held 14,385 shares with a value of $21,578, Mr. Muir held 25,483 shares with a value of $38,225 and Mr. Standish held 25,483 shares with a value of $38,225. The foregoing values are calculated based upon the $1.50 closing price of the Common Stock on the New York Stock Exchange on September 30, 2000. Dividends were paid on all such shares of restricted stock to the extent that dividends were otherwise declared by the Board of Directors on shares of Common Stock.

(5) Such options were cancelled in November 1998 in connection with the concurrent grant of certain replacement options.

(6) Such Named Executive Officer did not receive personal benefits during the listed years in excess of 10% of his or her annual salary and bonus.

(7)    Includes $21,873 attributable to personal use of the Company's airplane

(8)    Includes $13,128 attributable to personal use of a Company automobile.

(9)    Includes $12,813 attributable to personal use of a Company automobile.

       The table below sets forth information relating to stock option grants during the fiscal year ended September 30, 2000 to each Named Executive Officer and the potential realizable value of each grant of options assuming annualized appreciation in the Common Stock at the rate of 5% and 10% over the term of the option.


                        OPTION GRANTS IN LAST FISCAL YEAR

                              Individual Grants
                              -----------------
                                                                                    Potential Realizable Value
                           Number of     % of Total                                 At Assumed Annual Rates of
                            Shares        Options                                    Stock Price Appreciation
                          Underlying     Granted to     Exercise or                   for Option Term ($)
                            Options     Employees in    Base Price   Expiration       -------------------
          Name            Granted (#)   Fiscal Year      $/Share      Date            5%              10%
          ----            -----------   -----------      -------      ----            --              ---
       William G. Edwards   120,000         8.5           4.19       10/22/09        316,208        801,334

      Duane D. Daggett       60,000         4.2           1.41         8/8/10        53,204         134,831

      J. Michael Stidham     60,000         4.2           4.19       10/22/09       158,104         400,667

      Robert A. Smith        60,000         4.2           4.19       10/22/09       158,104         400,667

      Douglas R. Muir        20,000         1.4           4.19       10/22/09        52,701         133,556

      Myles E. Standish      60,000         4.2           4.19       10/22/09       158,104         400,667

      Suzanne H. Wood        15,000         1.1           4.19       10/22/09        39,526         100,167

         The table below sets forth information related to the exercises of stock options and stock appreciation rights ("SARs") during the fiscal year ended September 30, 2000 by each Named Executive Officer and the fiscal year-end number and value of unexercised stock options and SARs:


                       AGGREGATED OPTION/SAR EXERCISES IN
                    FISCAL 2000 AND FY-END OPTION/SAR VALUES

                                                                                                         Value of
                                                                                Number of              Unexercised
                                                                               Unexercised             In-the-Money
                                                                              Options/SARs             Options/SARs
                                                                                At FY-End               At FY-End
                                     Shares                                     ---------               ---------
                                   Acquired on             Value              Exercisable/             Exercisable/
            Name                   Exercise(#)          Realized($)         Unexercisable(#)         Unexercisable($)
            ----                   -----------          -----------         ----------------         ----------------
William G. Edwards                      0                    0               133,333/161,667               0/0

Duane D. Daggett                        0                    0                  0/60,000                 0/5,400

J. Michael Stidham                      0                    0                  73,334/0                   0/0

Robert A. Smith                         0                    0                60,000/95,000                0/0

Douglas R. Muir                         0                    0               106,333/31,667                0/0

Myles E. Standish                       0                    0                90,000/85,000                0/0

Suzanne H. Wood                         0                    0                6,667/18,333                 0/0

Director Compensation

       The directors of the Company who are not employees are paid an annual fee of $34,000 plus $1,000 for each Board meeting attended, $1,500 for each Committee meeting attended and not held on the same day as a Board meeting and $500 for each Board meeting participated in by telephone conference call. Committee chairmen who are not also employees receive an additional $1,000 each quarter. Under the Company's 1998 Director Deferral Plan, non-employee directors may elect to defer payment of all or any portion of their annual retainer and meeting fees until they no longer serve on the Board of Directors of the Company. Directors participating in this plan are credited with phantom stock units as they defer fees. Upon resignation or retirement, a participating director will be entitled to receive a cash payment equal to the value of his phantom stock units on the date he ceases to be a director. Under the Company's 1997 Director Plan, each non-employee director was granted an option to purchase 6,000 shares of Common Stock on July 30, 2000 at the fair market value at such time, and each non-employee director will be granted an option to purchase 6,000 shares of Common Stock on July 30, 2002 at the fair market value at such time.

Employment Arrangements

       The Company has entered into employment agreements with Messrs. Smith and Standish that provide for their continued employment with the Company for two years following a change in control occurring on or before December 31, 2003. If either such executive's employment is terminated within two years after such change of control for reason other than death, disability or cause or if either such executive resigns during such time for good reason, and the Compensation Committee does not revise the agreements in connection with a change of control approved by the independent directors, he will be entitled to a lump sum payment equal to two times his annual compensation. This agreement is intended to provide Messrs. Smith and Standish with a greater sense of security, assure their objectivity in analyzing any potential change in control and preserve continuity of management in the event of a change in control.

Section 16(a) Beneficial Ownership Reporting Compliance

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and certain persons who own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. Directors, executive officers and such greater than 10% shareholders are required to furnish the Company with copies of all such reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 2000, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial shareholders were complied with on a timely basis, except as described below. In Forms 5 for the fiscal year ending September 30, 2000, Clarence W. Walker reported two transactions and Kermit G. Phillips reported one transaction in the Company's Common Stock that had not previously been reported on a timely basis.

Ratification of Selection of Independent Public Accountants

       The Board of Directors has selected PricewaterhouseCoopers LLP as independent public accountants to examine the financial statements of the Company and its subsidiaries for the fiscal year ending September 30, 2001. This selection is being presented to the shareholders for their ratification at the Annual Meeting.

       The firm of PricewaterhouseCoopers LLP (and its predecessors) has examined the financial statements of the Company since 1977. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Shareholders with an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

       The Board of Directors recommends a vote FOR ratification of the selection of PricewaterhouseCoopers LLP as independent public accountants to examine the financial statements of the Company and its subsidiaries for the fiscal year ending September 30, 2001, and proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise. If the shareholders do not ratify the selection of PricewaterhouseCoopers LLP, the selection of independent public accountants will be reconsidered by the Board of Directors.

Shareholder Proposals

       Any proposal that a shareholder intends to present for action at the 2002 Annual Meeting of Shareholders, currently scheduled for January 30, 2002, must be received by the Company no later than September 10, 2001 in order for the proposal to be included in the proxy statement and form of proxy for the 2002 Annual Meeting of Shareholders. In addition, if the Company receives notice of a shareholder proposal after November 24, 2001, such proposal will be considered untimely and the persons named in the proxy statement and form of proxy for the 2002 Annual Meeting of Shareholders will have discretionary authority to vote on such proposal without discussion of the matter in the proxy statement and without such proposal appearing as a separate item on the proxy card. Any shareholder proposal should be sent to Secretary, Oakwood Homes Corporation, P.
O. Box 27081, Greensboro, North Carolina 27425-7081.

                                                                      APPENDIX A

                            OAKWOOD HOMES CORPORATION
                             AUDIT COMMITTEE CHARTER
                            Effective April 18, 2000

                                 Committee Role

         The Audit Committee's role is to act on behalf of the Board of Directors in the oversight of all material aspects of the Company's reporting, internal control and audit functions. The Audit Committee's role includes a particular focus on the qualitative aspects of financial reporting to shareholders and on Company processes and procedures for the management of business/financial risks.

                              Committee Membership

         The Audit Committee (the "Committee") shall consist of at least three independent Board members. "Independent" Board members are nonexecutive members who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company.

         Committee members should have (1) knowledge of the primary industries in which the Company operates; (2) the ability to read and understand fundamental financial statements, including the balance sheet, income statement, statements of cash flow and key performance indicators; and (3) the ability to understand key business and financial risks and related controls and control processes. The Committee shall have access to its own counsel and other advisors at the Committee's sole discretion.

         Committee appointments, including that of the Chairman, shall be approved annually by the full Board. At least one member of the Committee shall be literate in business and financial reporting and control, including knowledge of the regulatory requirements, and have past employment experience in finance or accounting or other comparable experience or background.

                       Primary Committee Responsibilities

o        The Committee shall review and assess:

         o This Charter - The adequacy of this Charter annually and recommend any changes to the Board for approval.

         o Risk Management - The Company's business risk management process, including the adequacy of the Company's overall control environment and controls in selected areas representing significant financial and business risk.

         o Financial Reports and Other Major Regulatory Filings - All major financial reports in advance of filings or distribution.

         o Internal Controls and Regulatory Compliance - The Company's policies for establishing and maintaining internal controls and the adequacy of internal controls as reported upon by internal and external auditors.

         o Internal Audit - The annual internal audit plan and the process used to develop the plan. The status of internal audit activities, significant findings, recommendations and management's response.

         o Regulatory Examinations - Significant SEC inquiries and the significant results of examinations by other regulatory authorities.

         o External Audit - External auditor independence and the overall scope and focus of the annual/interim audits, including the scope and level of involvement and unaudited quarterly or other interim-period information.

         o Financial Reporting and Controls - Key financial statement issues and risks, their impact or potential effect on reported financial information; the processes used by management to address such matters, related auditor views, and the basis for audit conclusions. Important conclusions on interim and/or year-end audit work in advance of the public release of financials. The views of management and internal and external auditors on the overall quality of annual and interim financial reporting.

         o Auditor Recommendations - Important internal and external auditor recommendations on financial reporting, controls, other matters, and management's response.

         o Accounting Principles - Changes in important accounting principles and the application thereof in both interim and annual financial reports.

o        The Committee shall review, assess and approve:

         o        The Company's code of conduct.

         o        The internal auditor charter.

         o Significant conflicts of interest and related-party transactions.

         o External auditor performance and changes in internal audit leadership.

o        Limitations of Committee Responsibilities:

                  While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's code of conduct.


                         Committee Operating Principles

         In fulfilling its responsibilities the Committee shall adhere to the following operating principles:

o Communications - Members of the Committee shall, to the extent appropriate, have contact throughout the year with senior management, other committee chairmen, external and internal auditors and other key committee advisors to strengthen the Committee's knowledge of relevant business issues.

o Annual Agenda - The Committee, with input from management and other key Committee advisors, shall develop an annual agenda responsive to the Primary Committee Responsibilities.

o Meeting Agenda - Individual meeting agendas shall be the responsibility of the Committee chairman. It is expected that the chairman will seek input from other Committee members, management and key Committee advisors in this process.

o Committee Expectations and Information Needs - The Committee shall communicate the nature, timing and extent of Committee information needs to management, internal audit and external parties, including external auditors.

o Written Materials - Written materials shall be received from management, auditors, and others sufficiently in advance of meeting dates to permit Committee members to review them thoroughly prior to the meeting.

o External Resources - The Committee is authorized to access such internal and external resources as the Committee requires in order to carry out its responsibilities.

o Committee Meeting Attendees - The Committee shall request members of management, counsel, internal and external auditors, as appropriate, to participate in Committee meetings. Periodically and at least annually, the Committee shall meet in private session with only the Committee members. Either internal or external auditors, or counsel, may, at any time, request a meeting with the Committee or Committee chairman with or without management attendance. In any case, the Committee shall meet in executive session separately with internal and external auditors at least annually.

o Reporting to the Board of Directors - The Committee, through the Committee chairman, shall report periodically, as deemed necessary, but at least semi-annually, to the full Board. In addition, summarized minutes from Committee meetings shall be available to each Board member upon request.

o Committee Self Assessment - The Committee shall annually review, discuss and assess its own performance as well as the Committee role and responsibilities. Changes in role and/or responsibilities, if any, shall be recommended to the full Board for approval.

o        Meeting Frequency - The Committee shall meet at least quarterly.
         Additional meetings shall be scheduled as considered necessary by the Committee or the chairman.

o Reporting to Shareholders - The Committee shall make available to shareholders a summary report on the scope of its activities. This may be identical to the report that appears in the Company's annual report.

          Committee's Relationship With External and Internal Auditors

o The external auditors are responsible to the Board of Directors and the Committee as representatives of the shareholders.

o In executing its oversight role the Committee shall review the result of the work of external auditors. As the external auditors review financial reports, they shall report all significant issues to the Committee.

o The Committee shall annually review the performance (effectiveness and independence) of the external and internal auditors. The Committee shall ensure receipt of a formal written statement from the external auditors consistent with standards set by the Independence Standards Board, and shall discuss with the external auditor relationships or services that may affect auditor objectivity or independence. If the Committee is not satisfied with the auditors' assurances of independence, it shall take, or recommend that the full Board take, appropriate action to ensure the independence of the external auditor.

o The internal audit function shall be responsible to the Board of Directors through the Committee. Changes in the Director of Internal Audit shall be subject to Committee approval.

o If either the internal or external auditor identifies significant issues relative to the overall Board responsibility that have been communicated to management but, in their judgment, have not been adequately addressed, they should communicate these issues to the Committee chairman.

                            OAKWOOD HOMES CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                    PROMPTLY USING THE ENCLOSED ENVELOPE TO:

                            OAKWOOD HOMES CORPORATION
                          C/O FIRST UNION NATIONAL BANK
                                PROXY TABULATION
                                 P.O. BOX 217950
                            CHARLOTTE, NC 18254-3555

                              FOLD AND DETACH HERE

                            OAKWOOD HOMES CORPORATION
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 31, 2001

       The undersigned hereby appoints DUANE D. DAGGETT and MYLES E. STANDISH, and each or either of them proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated below, all shares of the Common Stock of the undersigned in Oakwood Homes Corporation at the Annual Meeting of Shareholders to be held January 31, 2001, and at any adjournment thereof.

       This proxy will be voted FOR the election of all nominees as directors and FOR item 2 unless otherwise specified. The Board of Directors recommends voting FOR each item.

1. ELECTION OF DIRECTORS: Nominees are Clarence W. Walker, Dennis I. Meyer, Myles E. Standish, Duane D. Daggett and Robert A. Smith.

       |_|   FOR all listed nominees (except do not vote for the  |_|  WITHHOLD
             nominee(s) whose name(s) I have written below)            AUTHORITY
                                                                        to vote
                                                                        for the
                                                                        listed
                                                                       nominees

--------------------------------------------------------------------------------

2. RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS

           |_| FOR              |_| AGAINST        |_| ABSTAIN


                   (Continued and to be signed on the reverse)

                            OAKWOOD HOMES CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BAORD OF DIRECTORS

                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                    PROMPTLY USING THE ENCLOSED ENVELOPE TO:

                            OAKWOOD HOMES CORPORATION
                          C/O FIRST UNION NATIONAL BANK
                                PROXY TABULATION
                                 P.O. BOX 217950
                            CHARLOTTE, NC 18254-3555


                              FOLD AND DETACH HERE


       In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

       Receipt of the Notice of Annual Meeting and accompanying Proxy Statement is hereby acknowledged. This proxy will be voted as specified herein, and, unless otherwise directed, will be voted FOR the election of all nominees and FOR item 2.

       Please date, sign exactly as printed below and return promptly in the enclosed postage-paid envelope.
                                                     Dated:_____________ , 2001.
                                                     ___________________________
                                                     ___________________________

                                                     (When signing as attorney,
                                                     executor, administrator,
                                                     trustee, guardian, etc.,
                                                     give title as such. If a
                                                     joint account, each joint
                                                     owner should sign
                                                     personally.)